UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2014

ATHLON HOLDINGS LP

ATHLON FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-195506	45-2817212
Delaware	333-195506-02	46-2465554
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Throckmorton Street, Suite 1200, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 984-8200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2014, in connection with Athlon Energy Inc.’s, a Delaware corporation (“Athlon”), previously announced entry into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Encana Corporation, a Canadian corporation (“Encana”), and Alenco Acquisition Company Inc., a Delaware corporation and indirect, wholly owned subsidiary of Encana (“Acquisition Sub”), pursuant to which Encana through Acquisition Sub, will commence an offer (the “Offer”) to acquire all of the outstanding shares of Athlon’s common stock, par value $0.01 per share (the “Shares”), for $58.50 per share in cash, without interest, Athlon’s majority-owned subsidiary, Athlon Holdings LP, a Delaware limited partnership (“Holdings”), entered into employment agreement amendments, to be effective immediately prior to the consummation of the Offer, with each of its named executive officers (“NEOs”), including Robert C. Reeves, its President and Chief Executive Officer, Nelson K. Treadway, its Senior Vice President—Business Development and Land, William B. D. Butler, its Vice President—Chief Financial Officer, Bud W. Holmes, its Senior Vice President—Engineering and Operations, and David B. McClelland, its Vice President—Drilling and Geosciences.  The employment agreement amendments provide for the extension of the non-competition restriction period to twelve (12) months from six (6) months following the termination of a NEO’s employment.  In addition, the employment agreement amendments provide that, if the NEO is terminated without “cause” or resigns, in each case, following a change of control, the geographic scope of the non-competition restriction is limited to a 50 mile area (25 miles for Mr. Reeves).

The foregoing summary is qualified in its entirety by reference to the full text of the employment agreement amendments,  copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 8.01. Other Events.

On September 27, 2014, in connection with the Offer, certain of the limited partners (each, a “Partner”) of Holdings entered into a Non-Exchange Agreement with Encana, Acquisition Sub and Athlon.  Under the terms of the Non-Exchange Agreements, each Partner agreed (i) not to exchange his/her units in Holdings (“LP Units”) for Shares prior to the consummation of the Offer and (ii) subsequent to the Offer and prior to the merger, to exchange his/her LP Units for Shares.  The Non-Exchange Agreements also provide for the payment to each Partner of certain payments in lieu of payments under the Tax Receivable Agreement, which Athlon, Holdings and each Partner entered into upon consummation of Athlon’s initial public offering.  Each Partner also agreed not to exercise its early payment rights under the Tax Receivable Agreement.

Under the Non-Exchange Agreements, Encana has the right to purchase all of the LP Units held by each Partner immediately prior to the effective time of the merger for $58.50 per LP Unit.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Form of Amendment to Employment Agreement, dated as of September 27, 2014, by and between Athlon Holdings LP and Robert C. Reeves.

10.2	Form of Amendment to Employment Agreement, dated as of September 27, 2014, by and between Athlon Holdings LP and each NEO (other than Robert C. Reeves).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014

ATHLON HOLDINGS LP
ATHLON FINANCE CORP.

By:	/s/ John C. Souders
Name:	John C. Souders
Title:	Vice President—Controller and Principal Accounting Officer

Exhibit No.	Description

10.1	Form of Amendment to Employment Agreement, dated as of September 27, 2014, by and between Athlon Holdings LP and Robert C. Reeves.

10.2	Form of Amendment to Employment Agreement, dated as of September 27, 2014, by and between Athlon Holdings LP and each NEO (other than Robert C. Reeves).